     As filed with the Securities and Exchange Commission on March 15, 2000

                                            Registration No. ___________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        TeleServices Internet Group Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Florida                                               59-2773602
--------------------------------------------------------------------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                              Identification No.)

100 Second Avenue South, Suite 1000,
St. Petersburg, Florida                                            33701
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)


                          TSIG.com Incentive Stock Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


               Paul W. Henry, Secretary, 100 Second Avenue South,
                   Suite 1000, St. Petersburg, Florida 33701
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (727) 895-4410
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                    Proposed maximum       Proposed maximum
  Title of securities         Amount to be           offering price       aggregate offering          Amount of
    to be registered           registered            per share(1)              price(1)         registration fee(1)
----------------------------------------------------------------------------------------------------------------------
     Common Stock,
  $.0001 Par Value(2)          25,000,000                 $.50                $12,500,000             $3,300.00
======================================================================================================================
         TOTALS                25,000,000                                     $12,500,000             $3,300.00
======================================================================================================================

(1) Because the offering price of shares of Common Stock being registered under the TSIG.com Incentive Stock Plan is not known at this time, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the registration fee with respect to these shares have been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of Regulation C under the Securities Act of 1933, as amended, which require that, solely for purposes of calculating the registration fee, these figures are based upon the average of the bid and asked price per share of the Registrant's common stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc. OTC Bulletin Board.

(2) To be issued, at the sole discretion of the Registrant, directly or pursuant to options under the TSIG.com Incentive Stock Plan.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


         The document(s) containing the information concerning the TSIG.com Incentive Stock Plan, effective as of December 17, 1999 (the "Plan"), required by Item 1 of Form S-8, and the statement of availability of registrant information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. TeleServices Internet Group Inc., a Florida corporation (the "Company"), shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Incorporated by reference into this Registration Statement are the contents of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998; Quarterly Reports on Form 10-QSB for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999; and Current Reports on Form 8-K filed February 16, 1999, March 8, 1999, June 23, 1999, and July 14, 1999. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this Registration Statement, other than certain exhibits to such documents. Requests for such copies shall be directed to Shareholder Relations, TeleServices Internet Group Inc., 100 Second Avenue South, Suite 1000, St. Petersburg, Florida 33701 (telephone: 727-895-4410).

ITEM 4. DESCRIPTION OF SECURITIES.

         COMMON STOCK.

         The authorized capital of the Company consists of 300,000,000 shares of Common Stock, $.0001 par value per share. The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company and entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding-up of the affairs of the Company. Holders of Common Stock do not have pre-emptive, subscription or conversion rights. There are no redemption provisions in the Company's Articles of Incorporation. Holders of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of the shareholders. All shares of Common Stock to be issued in this offering, when paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

         The Company's Bylaws permit the holders of the minimum number of shares necessary to take action at a meeting of shareholders (normally a majority of the outstanding shares) to take action by written consent without a meeting, provided notice is given within ten days to all other shareholders.

         The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares can elect all of the directors of the Company.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Futro & Trauernicht, LLC (the "firm"), Attorneys and Counselors at Law, counsel to the Company, and whose opinion as to the validity of the issuance of shares of Common Stock hereunder is attached hereto as Exhibit 5.12, has received an indirect interest in the Issuer. On December 17, 1999, the Board of Directors of the Company approved the grant of options to a member of the firm. Pursuant to a vesting schedule, the member received options to purchase 2.7 million shares of the Company's Common Stock at $.07 per share. The options vest annually at year end, commencing December 31, 1999, at the rate of 900,000 per year. Said options were not granted in connection with the preparation of this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The General Corporation Law of Florida eliminates the personal liability of its directors to the Company or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director, unless:
(a) the director breached or failed to perform his duties as a director; and (b) the directors breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper person benefit, either directly or indirectly; (iii) a circumstance under which a director votes for or assents to an unlawful distribution; (iv) in a proceeding by or in the right of the Company to procure a judgment in its favor or in the right of a shareholder, conscious disregard for the best interests of the Company, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the Company or a shareholder with, recklessness or an act of omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         Exhibit Number             Description
         --------------             -----------
               4.8 The Company's Articles of Incorporation, as amended, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.7 of the Company's Current Report on Form 8-K dated July 8, 1999 and filed July 13, 1999).

               4.9 The Company's Bylaws, as amended, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit
                              3.6 of the Registrant's Registration Statement on Form SB-2 (file no. 333-78077) filed on May 7,
                              1999).

               5.12           Opinion of Counsel, Futro & Trauernicht LLC.
                              (Filed herewith.)

               10.16 TSIG.com Incentive Stock Plan dated December 17, 1999. (Filed herewith.)

               23.25 Consent of Schumacher & Associates, Inc., Certified Public Accountants. (Filed herewith.)

               23.26          Consent of Counsel, Futro & Trauernicht LLC.
                              (Included in Exhibit 5.12.)

ITEM 9. UNDERTAKINGS.

         The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on the 15th day of March, 2000.


                                   TELESERVICES INTERNET GROUP INC.


                                   By: /s/ Robert P. Gordon
                                       -------------------------------------
                                       Robert P. Gordon, Chairman, Interim
                                        Chief Financial Officer, Interim
                                        Principal Accounting Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                    By: /s/ Robert P. Gordon
                        -------------------------------------------------------
                        Robert P. Gordon, Chairman, Interim Chief Financial Officer, Interim Principal Accounting Officer, Director


                        Dated:  March 15, 2000


                    By: /s/ Paul W. Henry
                        -------------------------------------------------------
                        Paul W. Henry, Secretary, Treasurer, Director

                        Dated:  March 15, 2000


                    By: /s/ Frank Ragano
                        -------------------------------------------------------
                        Frank Ragano, Director

                        Dated:  March 15, 2000


                    By: /s/ J.R. LeShufy
                        -------------------------------------------------------
                        J.R. LeShufy, Director

                        Dated:  March 15, 2000

                                  EXHIBIT INDEX


         Exhibit Number             Description
         --------------             -----------
               4.8            The Company's Articles of Incorporation, as
                              amended, which define the rights of holders of the
                              equity securities being registered. (Incorporated
                              by reference to Exhibit 3.7 of the Company's
                              Current Report on Form 8-K dated July 8, 1999 and
                              filed July 13, 1999).

               4.9 The Company's Bylaws, as amended, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit
                              3.6 of the Registrant's Registration Statement on
                              Form SB-2 (file no. 333-78077) filed on May 7,
                              1999).

               5.12           Opinion of Counsel, Futro & Trauernicht LLC.
                              (Filed herewith.)

               10.16          TSIG.com Incentive Stock Plan dated December 17,
                              1999. (Filed herewith.)

               23.25          Consent of Schumacher & Associates, Inc.,
                              Certified Public Accountants. (Filed herewith.)

               23.26          Consent of Counsel, Futro & Trauernicht LLC.
                              (Included in Exhibit 5.12.)